Translation from the German into the English Language

                                                                    Exhibit 6.22
                                                                     Page 1 of 9

                                    Contract


                                   concerning


                     Industrial Property Rights and Know-How


                                     between


                    1.   Mr. Dieter Braun
                         Schrenkweg 1
                         85658 Egmating

                    2.   Mr. Peter Braun
                         Schopenhauer Strasse 23
                         85579 Neubiberg

                    hereafter referred to as the "Transferor"

                                       and

                   the iQ BATTERY Research & Development GmbH,
                                offices in Floha,
                              HRB 11067 AG Chemnitz

                     hereafter referred to as the "Company"

1. The Transferors own German Patent, Patent Specification No. 4142 628 C1, as well as the international patent application PCT/EP 92/02930 dated December 17, 1994 (hereafter referred to as "Property Rights"), regarding know-how for starter batteries and other batteries, and regarding registered national trade mark "iQ", registration number 206, 1981. The deed for the German Patent, the international Patent registration, the know-how, as well as the deed for the registration of the previously named Trade Marks, are set forth in this Contract as Enclosure 1 of the attached compilation, which is the essential component of this Contract (in the following referred to as "Rights Subject to the Contract").

2. The Transferors intend to transfer these Property Rights, that know-how and that Trade Mark together with all rights resulting from- or related to the Rights Subject to the Contract, onto the Company.

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                                                                      Page 2of 9

                                     Sec. 1

                   Transfer of the Rights Subject to Contract

1. The Transferors transfer hereby all the Rights Subject to Contract to the Company and relinquish all resulting from- or all related to- rights. Simultaneously they transfer, at the time of finalizing of the contract, all belonging documents concerning the Rights Subject to Contract, the Subject to Contract Know-How, and the Subject to Contract Trade Mark, onto the Company. The Transferors relinquish further all resulting claims with regard to documents concerning the International Patent Registration, which are held by their patent solicitor. The Transferors assure that, except as per conditions of ss. 3, there are no other documents incorporating the Property Rights or the Know-How.

2.   The Company receives the transfer and the relinquishment.

3. The Transferors obligate themselves to undertake all explanations and procedures necessary to transfer registration of Patent, Trade Mark ownership and Patent Protection, and provide support to the Company in all possible ways in the process of transfer.

4. The Transferors grant Power of Attorney irrevocably to the Company, to undertake all the necessary procedures and explanations in respect of transfer.


                                     Sec. 2

                                  Remuneration


1. As remuneration for conveyance to the Company of the Subject to Contract Rights, according to ss. 1, the Company shall pay to the Transferors

     a) one time an amount of DM 400,000 (German Mark: four hundred thousand) plus applicable value added tax, due by the first exploitation by the Company of the Subject to Contract Rights.
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                                                                     Page 3 of 9

     b.)  40% of the revenue from license fees not  originating  from sales,  as
          well  as  fees  for   guarantees  of  options  to  close  the  license
          agreements, as well as

     c.) 20 % of the entire annual and not originating from license sales gross income of the Company from license contracts of the Rights Subject to the Contract until year 2000.


     The Parties agree that the amounts for b.) and c.) respectively will be payable three months after the closing of the previous calendar half-year, and they are subject to paying and additional and obligatory value added tax, as long as the Company shows a positive business results, otherwise the amounts will be postponed until a positive result will be brought forward.

     2. The Transferors put the demands outlined in par. 1 irrevocably, and behind all demands of present and future third party creditors of the Company, as long as the Company is in debt.

3.   The purchase price is limited in all to 4 mil.

4. The expenses of conveyance of industrial property rights to the Company shall be borne by the Company.



                                     Sec. 3

                                   Warranties


1. The Transferors hold liable the Company that the Rights Subject to the Contract, except for information as contained in the Enclosure 2, are free of third party rights, and they can access these freely. There are no legal encumbrances on the Right to the Contract, or any relevant legal disputes known to the Transferors. The Transferors assure therefore that besides of Property Rights, as per Enclosure 1, there is no further ownership of Property Rights.

2. The Transferors assure that there are not known to them any essential negative facts in reference to existing extend of the Rights Subject to the Contract, or to execution of this contract, in particular any rights of prior users, or dependencies on Property Rights by third parties, or any other rights of third parties. Excluded from here are such supporting documents, as attached in the Enclosure 3 of this contract.
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                                                                     Page 4 of 9

3. The Transferors decline any responsibility, nor provide any guarantees for industrial usefulness of the Rights Subject to Contract.

4. It is known to the Company that the Know-How subject to the Contract was made known to the third party during utilization conferences, as per Enclosure 4 named enterprise, but never in its entirety.


                                     Sec. 4

                Protection of the Rights Subject to the Contract

1. The Company is obligated to do all to maintain protection of the Rights Subject to the Contract.

2. The Transferors obligate themselves to support the Company in that, in particular to provide the Company with the required and not yet available documentation.

3. The Transferors and the Company obligate themselves mutually not to disclose or convey the Rights Subject to the Contract to the third parties.


                                     Sec. 5

                              Other Considerations


1.   This contract is exclusively subject to German Law.

2. Place of legal dispute, as far as permissible, Munich (District Court Munich II).

3. To become effective, any changes and additions to this contract, as well as one side explanations of the parties to this Contract, are to be made in written. This is valid also for written form clauses.

4. Should certain provisions of this contract become ineffective, or should be ineffective, or not executable, or in case if this contract contains omissions, the effectiveness of the remaining provisions will be not affected. In place of an ineffective or unexecutable provision, such an executable agreement becomes part of the agreement, which in its industrial sense and purpose is legally possibly closest to its purpose. In case of omissions, such relevant provision becomes valid which is reasonable in sense and purpose, should that provision had had been agreed upon, when had been thought of from the beginning.


Munich, March 15, 1995


(Dieter Braun)                         (iQ BATTERY Research & Development GmbH)


(Peter Braun)


Enclosure 1:    List of the Rights Subject to the Contract
Enclosure 2:    Evidence of the Rights Subject to the Contract
Enclosure 3:    Patent Protection Rights of third parties or other rights of third parties
Enclosure 4:    Utilization conferences / Confidentiality Agreements

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                                                                     Page 6 of 9




Enclosure 1

List of the Rights Subject to the Contract:
-------------------------------------------

-    German Patent, Registration Number DE 4142628 C1

-    International Patent Application, file number PCT/EP 92/02930

-    Know-How for starter batteries and other batteries

-    National Trade Mark including registration number 206 1981

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                                                                     Page 7 of 9




Enclosure 2

Evidence of the Rights Subject to the Contract:
-----------------------------------------------

-    Company Agreement with Mr. Engelhorn, dated May 19, 1993

-    Utilization Agreement Fluhrer dated February 7, 1994

-    Patent Utilization Contract with InPROma, dated April 21, 1994

- Extension of the Patent Utilization Contract with InPROma, dated November 29, 1994

-    Pledge according with Agreement dated March __ , 1995

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                                                                     Page 8 of 9




Enclosure 3

Patent Protection Rights of third parties or other rights of third parties:
---------------------------------------------------------------------------
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                                                                     Page 9 of 9




Enclosure 4

Utilization conferences / Confidentiality Agreements
----------------------------------------------------

-    Global & Yuasa Battery Co., dated September 27, 1994

-    Fraunhofer-Company patronage of undertaken research, dated January 28, 1995

-    GNB, dated July 1, 1994

-    GALT, dated May 11, 1994